Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”) is entered into between The GEO Group, Inc. (“GEO” or the “Company”) and Jose Gordo (“Executive”) (each individually, a “Party”, and collectively, the “Parties”). The Parties agree as follows:

1.

Separation of Employment; Advisory Services. The Parties have mutually agreed that Executive will separate from employment with the Company, effective at 11:59 PM ET on December 31, 2023 (the “Separation Date”). Executive has agreed to transition to the role of advisor, effective January 1, 2024, and provide post-separation advisory and transition services pursuant to the Advisory Services Agreement, attached hereto as “Exhibit A” and incorporated herein by reference (the “Advisory Agreement”). The Company hereby agrees to provide Executive with the consideration set forth in Section 3 herein based on Executive’s agreement to enter into and abide by the terms of this Agreement. Executive acknowledges that payment of any amounts to, or on behalf of, Executive under this Agreement does not in any way extend Executive’s employment beyond the Separation Date or confer any rights or benefits other than those set forth expressly herein. Regardless of whether Executive enters into this Agreement or the Advisory Agreement:

a.	The Company will pay Executive all accrued wages earned through December 31, 2023, less applicable withholdings, in accordance with the Company’s regular payroll practices.

b.

Executive shall continue to be eligible to receive a target annual performance award for the Company’s 2023 fiscal year (the “2023 Bonus”), in accordance with the terms of GEO’s Senior Management Performance Award Plan (“Performance Award Plan”), to be paid, if and to the extent earned, at the same time as for active senior management employee participating in the Performance Award Plan.

c.

Provided Executive is already enrolled in Company healthcare insurance benefits coverage as of the Separation Date, Executive shall continue to receive such coverage through the Separation Date. If Executive wishes to continue healthcare insurance benefits coverage beyond the Separation Date, Executive must timely elect such coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); thereafter, Executive shall be eligible to receive the benefit of the COBRA Payments (as defined in Section 3 herein) subject to the conditions provided for in Section 3 herein. Except as expressly provided in the applicable benefit plan documents, the Incentive Plan (as defined in Section 2 herein), the Award Agreements (as defined in Section 2 herein), the Advisory Agreement, or this Agreement, Executive will receive no additional compensation, bonus, severance, commissions, equity, or other benefits after the Separation Date.

2.

Survival of Post-Separation Rights and Obligations. Executive acknowledges and understands that the Parties’ post-separation obligations and rights under (a) the Executive Employment Agreement, entered into by and between the Parties as of May 27, 2021, as amended by the First Amendment to Executive Employment Agreement, dated August 16,

2022 (collectively, the “Employment Agreement”), and (b) any equity award agreements (“Award Agreements”) granted to Executive under the Company’s Stock Incentive Plan (the “Incentive Plan”), shall survive the termination of Executive’s employment with the Company and shall remain in full force and effect following Executive’s execution of this Agreement and the Reaffirmation attached hereto as “Exhibit B” (the “Reaffirmation”), except that any performance shares awarded to Executive prior to the effective date of this Agreement shall vest only during the 18-month period of the Advisory Agreement referenced in paragraph 3(c), below, which Advisory Agreement is attached hereto and incorporated herein by reference, when and to the extent the Compensation Committee of the Board certifies that the performance goals are actually met. No performance shares awarded to Executive prior to the effective date of this Agreement shall be subject to further vesting or be of any further value, force or effect following June 30, 2025.

3.

Consideration. Pursuant to the terms of this Agreement and the Reaffirmation, Executive is receiving certain consideration in exchange for promises by Executive in this Agreement and the Reaffirmation, including but not limited to a release of claims, promise to provide advisory services, and promise to cooperate post-separation from employment, and provided that (a) Executive’s employment with the Company has not been terminated prior to the Separation Date as a result of voluntary termination by Executive without Good Reason (as defined in the Employment Agreement) or involuntary termination by the Company for Cause (as defined in the Employment Agreement), (b) both this Agreement and the Reaffirmation are timely signed by Executive, returned to the Company, and not revoked as set forth in Section 14 of this Agreement and Section 9 of the Reaffirmation, (c) the Advisory Agreement is signed by Executive at the same time this Agreement is signed by Executive, (d) Executive notifies the Company in writing to Christopher Ryan, Senior VP, Human Resources, via email at cryan@geogroup.com, that Executive has timely and properly elected healthcare insurance continuation coverage under COBRA, and (e) Executive remains eligible for such coverage under COBRA, then the Company shall pay the full monthly premium directly to the COBRA administrator for Executive to continue healthcare insurance coverage under COBRA (the “COBRA Payments”) until the earlier of: (i) eighteen (18) months following the Separation Date; and (ii) the date Executive is no longer eligible to receive COBRA continuation coverage. During the period in which the Company is providing the COBRA Payments, Executive shall immediately notify the Company in writing to Christopher Ryan, Senior VP, Human Resources, via email at cryan@geogroup.com, if Executive cancels COBRA continuation coverage or is no longer eligible to receive COBRA continuation coverage. The COBRA Payments are hereinafter referred in this Agreement as the “Consideration.”

4.

Mutual Release. In exchange for the Consideration described in Section 3 above, Executive, on behalf of Executive and Executive’s representatives, heirs, successors and assigns (the “Executive Releasing Parties”), hereby completely releases and forever discharges the Company and any past, present, and future parent companies, subsidiaries, divisions, and affiliates of the Company, and its and their past, present, and future shareholders, officers, directors, members, agents, employees, attorneys, insurers, employee benefit plans and their administrators, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, and liabilities of every kind, known or unknown, which Executive may now have or has ever had up through the date Executive signs this Agreement (the “Release”), including, but not limited to, all claims arising out of Executive’s employment with the Company and Executive’s separation from that employment, whether based on tort, contract (expressed or implied), or any federal, state, or local law, regulation or ordinance (collectively, “Released Claims”). By way of example only, Released Claims include any claims arising under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq. (the “ADEA”), the Older Worker’s Benefit Protection Act, the Post Civil War Civil Rights Acts (42 USC §§ 1981-1988), the Civil Rights Act of 1991, the Equal Pay Act, the Occupational Safety and Health Act, the Americans with Disabilities Act as amended, the Uniformed Services Employment and Reemployment Rights Act, the Davis-Bacon Act, the Walsh-Healey Act, the Employee Retirement Income Security Act (other than claims for vested benefits), Executive Order 11246, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, and any other federal, state or local statute, regulation or ordinance governing the employment relationship. Released Claims further include any claims asserting negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, fraud, defamation, invasion of privacy, claims related to disability, any and all claims for wages, commissions, compensation, reimbursement, disbursements, bonuses, benefits, equity, vacation, penalties and any other claims arising under or related to employment laws or regulations. Released Claims further include any and all obligations for attorneys’ fees and other legal costs incurred in regard to the claims described in this paragraph. Further, in exchange for the Release, the Company on behalf of itself and its subsidiaries, representatives, successors and assigns (the “Company Releasing Parties”), hereby completely releases and forever discharges the Executive and Executive’s representatives, heirs, successors and assigns, from any and all claims, rights, demands, actions, obligations and liabilities of every kind, known and unknown, which the Company has or may have ever had against the Executive, except as may otherwise be required by law or the Company’s claw-back policy (the “Company Released Claims”). The Executive Releasing Parties and the Company Releasing Parties are collectively referred to herein as the “Releasing Parties.”

5.

Waiver of Unknown Claims. The Releasing Parties understand and agree the releases in Section 4 above include not only claims presently known to the Releasing Parties, but also all unknown or unanticipated claims, rights, demands, actions, obligations, and liabilities of every kind. The Releasing Parties understand that they may later discover facts different from what they now believes to be true, which, if known, could have materially affected their decision to sign this Agreement, but the Releasing Parties nevertheless waive any claims or rights based on such different or additional facts.

6.

No Claims Filed; Covenant Not to Sue. Executive affirms that Executive has not filed nor caused to be filed, and is not presently a party to, any lawsuits or arbitrations against any of the Released Parties in any forum; provided, however, that nothing in this Section 6 shall be interpreted as requiring Executive to disclose any claims, complaints, or communications Executive has made, or information Executive has disclosed, to the U.S. Securities and Exchange Commission (“SEC”) concerning actual or possible violations of securities law (“SEC Communications”). Except to the extent Executive is engaging in

Protected Rights (as defined in Section 7 herein), Executive also promises not to sue or participate in any lawsuit or arbitration against the Company or any of the other Released Parties, either individually or as a class member or a claimant in a collective action, alleging any claim covered by the Release in Section 4 above. Nothing in this Section 6 prevents Executive from filing a suit to (a) enforce this Agreement or the Advisory Agreement, or (b) challenge its validity under the ADEA.

7.

Release Exclusions; Protected Rights. Nothing in the Release in Section 4 above or anything else in this Agreement or the Reaffirmation limits or otherwise affects: rights to any vested retirement benefits or other accrued benefits to which Executive is already entitled; claims for workers’ or unemployment compensation; claims that arise after the date Executive signs this Agreement; claims to enforce this Agreement or the Reaffirmation; claims that cannot lawfully be waived; and claims for or rights to indemnification or legal defense under the bylaws of the Company or applicable law, or to be covered under any applicable directors’ and officers’ liability insurance policies, related to actions or conduct that occurred in the scope of Executive’s employment with the Company or in the scope of Executive’s role as a director or board member of the Company. In addition, nothing in the Release in Section 4 above or anything else in this Agreement, the Reaffirmation, the Employment Agreement, any Company policy or agreement, or elsewhere, limits or otherwise affects Executive’s rights to engage in the following, without providing notice to or obtaining the consent of the Company: file a claim, complaint, or charge with, provide information to, communicate directly with, testify to or before, or participate in an investigation or proceeding conducted by, any federal, state or local government agency responsible for enforcing any law, including, but not limited to, the SEC, the Department of Justice, the Equal Employment Opportunity Commission, and the National Labor Relations Board; report possible violations of any law or regulation to any such agency; make other disclosures protected under whistleblower provisions of any law or regulation; or disclose or discuss a sexual assault or sexual harassment dispute (collectively, “Protected Rights”). Notwithstanding the above, Executive expressly waives all rights to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Released Parties, whether brought by Executive, on Executive’s behalf, or by any government agency or other party, related in any way to any claim released by Executive in the Release in Section 4 above. However, Executive may recover money properly awarded by the SEC as a reward for providing information to the SEC.

8.

Taxes and Indemnification. Executive agrees to pay all taxes (other than payroll taxes) found to be owed based upon the Consideration provided to or on behalf of Executive under this Agreement and to indemnify and hold the Company harmless for any federal, state and local tax liability (including taxes, interest, penalties or the like, and required withholdings), which may be asserted against or imposed upon the Company by any taxing authority related to such Consideration due to Executive’s non-payment of taxes for which Executive is legally responsible. Executive understands and agrees that the Company may file any necessary tax documentation regarding the Consideration provided to or on behalf of Executive under this Agreement. Executive and the Company acknowledge that nothing herein constitutes tax advice to the other Party.

9.

Executive Representations. Executive represents and warrants that Executive has: (a) been paid all compensation owed (including, but not limited to, bonus compensation) for all hours worked, except the 2023 Bonus; (b) received or waived all the leave and leave benefits and protections for which Executive was eligible, under the Family and Medical Leave Act or otherwise; and (c) not suffered any on-the-job injury for which Executive has not already filed a claim. In addition, it is Company policy to encourage reporting within the Company all possible violations of any law, and Executive acknowledges that no one has interfered with Executive’s reporting of any such violations. Executive further represents that: (i) Executive has not alleged any claim against the Company or any other Released Parties, the factual foundation for which involves sexual harassment under applicable law; (ii) no part of the monies paid pursuant to this Agreement is a payment related to sexual harassment or sexual abuse as set forth in Section 162(q) of the Internal Revenue Code; and (iii) Executive does not contend and is not aware of any facts to suggest that Executive has been subjected at any time to any acts of discrimination, retaliation, sexual harassment or sexual abuse by the Company or any other Released Parties.

10.

Cooperation. Executive agrees that, following the Separation Date, Executive will cooperate fully with the Company in connection with: (a) any defense, prosecution, or investigation of claims or demands by or against third parties; or (b) other matters arising from or related to events during Executive’s employment by the Company. Such cooperation includes, without limitation, being available to the Company upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews plus deposition and trial testimony. The Company will reimburse Executive for reasonable out-of-pocket expenses incurred in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate Executive’s scheduling needs.

11.

Non-Disparagement. Executive agrees that, at all times in the future, Executive will not disparage the Company, its parents, subsidiaries, affiliates, or its or their officers, directors, employees, operations or services, in any manner likely to be harmful to its or their business, business reputation, or personal reputation, whether orally, in writing, or through electronic means such as social media, websites, blog posts or emails; provided, however, that Executive may respond accurately and fully to any inquiry or request for information when required by law. Further, nothing in this Section 11 is intended to, nor should be construed to, limit Executive’s rights to engage in Protected Rights.

12.

Non-Admission. This Agreement is intended to facilitate an amicable separation of Executive’s employment with the Company and is not intended and shall not be construed as an admission of wrongdoing by either Party.

13.

Effect of Breach; Return of Consideration; Attorney’s Fees. If Executive materially breaches this Agreement, the surviving terms of the Employment Agreement, or the Reaffirmation, then the Company’s obligations to provide Executive the Consideration under this Agreement shall cease immediately, and Executive will be required to repay to the Company all of the Consideration already paid on behalf of Executive except for $200; alternatively, the Company may at its option forego the remedy above and instead require Executive to pay the Company’s legal costs incurred in enforcing this Agreement, the surviving terms of the Employment Agreement, and/or the Reaffirmation, including its reasonable attorneys’ fees. Further, nothing in this Agreement prevents the Company from pursuing an injunction to enforce this Agreement or the surviving terms of the Employment Agreement. Notwithstanding anything to the contrary in this Agreement, if the Company believes that there is a material breach of this Agreement by Executive, the Company will send a written notice to Executive at jgordo@southcappartners.com setting forth in reasonable detail the basis for the alleged breach with adequate specificity as to how such alleged breach can or should be cured, and Executive shall have a thirty (30) day cure period from receipt of such notice to remediate any such alleged breach. Nothing in this Section 13 is intended to, nor shall be construed to, apply to any contrary rights of Executive under the ADEA.

14.

Time to Consult, Consider and Revoke; Effective Date. By this Agreement, Executive has been advised to consult with an attorney before signing this Agreement and the Reaffirmation. Executive acknowledges and understands that the Release in Section 4 above effectively waives all claims under the ADEA, and agrees that this Agreement complies with the OWBPA. Executive further acknowledges that Executive has had the opportunity to consider this Agreement and the Reaffirmation for twenty-one (21) days before signing this Agreement, although Executive may choose to sign it sooner. Any material or non-material changes made to this Agreement after Executive receives this Agreement do not restart the running of the 21-day review period. Executive has seven (7) days in which to revoke this Agreement after signing it if Executive wishes (the “Revocation Period”). To revoke this Agreement, Executive must send the Company a written notice of revocation addressed to Company’s Executive VP, Human Resources, Christopher Ryan, via email at cryan@geogroup.com, before the Revocation Period expires, with the original notice of revocation sent via U.S. Mail to the Company’s Senior VP, Human Resources, Christopher Ryan, 4955 Technology Way, Boca Raton FL, 33431, postmarked no later than the last day of the Revocation Period. This Agreement shall become enforceable on the eighth (8th) day after the date Executive signs this Agreement, provided that Executive has not timely revoked it. In the event Executive fails to timely sign this Agreement or revokes this Agreement within seven (7) days after having signed it, the Company’s obligations under this Agreement shall be null and void. Executive acknowledges and understands that the Company is not obligated to provide the Consideration until after the Effective Date defined in Section 9 of the Reaffirmation.

15.

Integration; Modification. Executive acknowledges that this Agreement, the Reaffirmation, the Advisory Agreement, as well as the surviving terms of the Employment Agreement and the Award Agreements, constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede any other agreements and understandings between Executive and the Company, whether written or oral, express or implied, regarding Executive’s employment, termination and benefits. Executive has not relied on any statement or promises by anyone other than those contained in this Agreement and has entered into this Agreement knowingly without reliance upon any other representation, promise, or inducement not set forth herein. This Agreement shall not be modified unless in writing and signed by both the Company and Executive.

16.

Transfer of Claims. Executive has not assigned, transferred, or purported to assign or transfer to any person or entity any claims released under Section 4 above. Executive agrees to indemnify and hold the Released Parties harmless against all rights, claims, warranties, demands, debts, obligations, liabilities, costs, legal costs (including attorneys’ fees) or judgments based on or arising out of any such assignment or transfer. Executive further warrants that nothing prohibits Executive from entering into this Agreement.

17.

Binding Effect. This Agreement shall bind and inure to the benefit of the Parties’ representatives, agents, successors, assigns, heirs, attorneys, current and future affiliates, and predecessors, as well as any of the Released Parties. This Agreement shall not benefit any other person or entity except as specified in this Agreement.

18.

Sufficiency of Consideration; Severability; Independent Covenants. Executive agrees that the Consideration provided to Executive hereunder is good and valuable consideration for Executive’s signing of this Agreement and the Reaffirmation. Should a court of competent jurisdiction determine that the Release in Section 4 above or the release in Section 3 of the Reaffirmation is invalid, void or unenforceable, then Executive agrees the Company’s obligations under this Agreement and the Reaffirmation are null and void and Executive shall be required to repay to the Company all of the Consideration already paid on behalf of Executive. If any other provisions in this Agreement or the Reaffirmation are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force. Nothing in this Section 18 is intended to, nor shall be construed to, apply to any contrary rights of Executive under the ADEA. In the event of a final, non-reviewable, non-appealable determination that any provision in this Agreement or the Reaffirmation (in either case, whether in whole or in part) is void or constitutes an unreasonable restriction against Executive, such provision shall not be rendered void but shall be deemed modified or reformed by the court to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as may constitute a reasonable restriction under the circumstances.

19.

Governing Law, Interpretation, Dispute Resolution. This Agreement and the Reaffirmation shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its choice of law principles. This Agreement and the Reaffirmation shall be construed as a whole, according to their fair meaning, and not in favor of or against any Party for any reason. THE PARTIES AGREE THAT ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE REAFFIRMATION, TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, SHALL BE RESOLVED BY THE PARTIES IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE ARBITRATION PROVISIONS IN SECTION 10 OF THE EMPLOYMENT AGREEMENT, WHICH SUCH TERMS AND CONDITIONS ARE INCORPORATED HEREIN BY REFERENCE AND APPLY TO THIS AGREEMENT AND THE REAFFIRMATION AS IF THEY WERE FULLY SET FORTH HEREIN.

20.

Representation by Counsel. The Parties acknowledge that (a) they have had the opportunity to consult counsel in regard to this Agreement and the Reaffirmation, and (b) they have read and understand this Agreement and the Reaffirmation and are fully aware of their legal effect.

21.

Return of Company Property. Executive represents and agrees that: (a) on or before the Separation Date, Executive shall return to the Company all property of the Company in Executive’s possession or control, including but not limited to, confidential and proprietary information and trade secrets, products, business records, electronically stored information, forms, tools, specifications, software, hardware, designs, files, papers and other writings related to the Company’s business; and (b) Executive shall not retain any copies or duplicates of the Company’s property after the Separation Date. The Company will notify Executive in writing at jgordo@southcappartners.com of any property of the Company that the Company believes Executive has in its possession after the Separation Date so that Executive may promptly either return such property or confirm that Executive no longer is in possession of such property.

22.	No Waiver. No waiver of any claim for breach or other rights under this Agreement shall be deemed a broader waiver unless the broader waiver is acknowledged in a writing executed by the waiving Party.

23.

Headings, Electronic Transmissions and Counterparts. Headings in this Agreement are for reference purposes only and shall not in any way affect this Agreement’s meaning or interpretation. This Agreement may be executed in several counterparts and by electronic transmissions (e-mail, facsimile and/or scanner) and all so executed copies shall constitute one Agreement, binding on all the Parties hereto, even though the Parties are not signatories to the original or same counterpart.

24.

Acceptance. To accept this Agreement, Executive must sign and date below and return this Agreement within twenty-one (21) days of the date of Executive’s receipt of this Agreement, to the Company’s Senior VP, Human Resources, Christopher Ryan, via email at cryan@geogroup.com.

[Signatures on Next Page]

Executive represents and warrants that Executive has read this Agreement in its entirety, has been offered twenty-one (21) days to review this Agreement and the Reaffirmation, has been advised to consult with an attorney, fully understands all Agreement terms, and voluntarily and knowingly accepts those terms.

EXECUTIVE:	COMPANY:

JOSE GORDO	THE GEO GROUP, INC.

/s/ Jose Gordo	By:	/s/ George Zoley
Signature		George Zoley
Executive Chairman

Date: As of: 11/29/23	Date:	As of: 11/29/23

EXHIBIT A TO THE GORDO SEPARATION AGREEMENT

[ADVISORY SERVICES AGREEMENT]

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EXHIBIT B TO THE GORDO SEPARATION AGREEMENT

This Reaffirmation should not be signed until on or after the Separation Date (as defined in the Separation Agreement), and then must be returned to the Company’s Senior VP, Human Resources, Christopher Ryan, via email at cryan@geogroup.com, within three (3) days after the Separation Date.

REAFFIRMATION

1. This Reaffirmation (this “Reaffirmation”) is the “Reaffirmation” referred to and defined in the Separation Agreement and General Release dated as of November 29, 2023 (the “Separation Agreement”) between Jose Gordo (“Executive,” “I,” “me,” or “my”) and The GEO Group, Inc. (the “Company”). The Separation Agreement previously was signed by me and delivered to the Company. Terms that are capitalized but not defined herein shall have the meanings ascribed to them in the Separation Agreement.

2. I hereby affirm the validity of the Separation Agreement, including but not limited to the general release of the Released Parties, and agree and acknowledge that the terms and conditions of the Separation Agreement are incorporated herein, as if fully restated herein. I also affirm that I am not in breach of any provision of the Separation Agreement or the surviving terms of the Employment Agreement. I acknowledge that the Separation Agreement is complete, true, accurate, valid and in full force and effect.

3. In exchange for the Consideration described in Section 3 of the Separation Agreement, the Executive Releasing Parties hereby completely release and forever discharge the Released Parties from all Released Claims which Executive may now have or has ever had up through the date of this Reaffirmation (the “Reaffirmed Release”). In addition, the Company Releasing Parties hereby completely release and forever discharge the Executive and Executive’s representatives, heirs, successors and assigns, from any and all Company Released Claims. I represent that I know of no claim that I have against the Company or any of the other Released Parties that is not released by this Section 3; provided, however, that I understand nothing in this Section 3 requires me to disclose SEC Communications. I understand and agree that this Reaffirmation is binding on me and on anyone who succeeds to my rights. Nothing in the release in this Section 3 or anything else in this Reaffirmation limits or otherwise affects: my rights to any vested retirement benefits or other accrued benefits to which I am already entitled; claims for workers’ or unemployment compensation; claims that arise after the date I sign this Reaffirmation; claims to enforce the Separation Agreement or this Reaffirmation; claims that cannot lawfully be waived; and claims for or rights to indemnification or legal defense under the bylaws of the Company or applicable law, or to be covered under any applicable directors’ and officers’ liability insurance policies, related to actions or conduct that occurred in the scope of my employment with the Company or in the scope of my role as a director or board member of the Company.

4. Except to the extent I am engaging in Protected Rights, I hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Released Parties, based upon any matter purported to be released hereby, and this covenant and release shall be a complete and final bar to any claims released hereunder.

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5. Except to the extent I have engaged in any SEC Communications, I represent and warrant that I have not: (a) filed or initiated any legal proceedings against any of the Released Parties and that no such proceedings have been initiated on my behalf; (b) assigned, transferred, pledged or otherwise disposed of or conveyed to any third party any right or claim against any of the Released Parties which has been released in the Separation Agreement or this Reaffirmation, or (c) directly or indirectly assisted any third party in filing, causing or assisting to be filed, any claim against the Released Parties. Except to the extent I am engaging in Protected Rights, I agree that I will not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by myself or any third party of a proceeding or claim against the Released Parties based upon or relating to any claim released by me in the Separation Agreement or this Reaffirmation.

6. I acknowledge and understand that nothing in the Separation Agreement, the Employment Agreement, or this Reaffirmation limits or otherwise affects my right to engage Protected Rights. Notwithstanding the foregoing, by signing this Reaffirmation, I expressly waive any right to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Released Parties, whether brought by me, on my behalf, or by any government agency or other party, related in any way to the matters released in Section 3 herein or Section 4 of the Separation Agreement. However, I understand that I do not waive any right I may have to recover money properly awarded by the SEC as a reward for providing information to the SEC.

7. The Separation Agreement and this Reaffirmation shall not be modified unless in writing and signed by both the Company and me. I agree that the Separation Agreement, this Reaffirmation, the Employment Agreement, the Award Agreements, and the Advisory Agreement constitute the entire agreement between me and the Company or any of the other Released Parties pertaining to the subject matter hereof, and supersede any other agreements and understandings among me, the Company and any of the other Released Parties, whether written or oral, express or implied, regarding my employment, termination and benefits. I acknowledge that the post-employment obligations contained in the Separation Agreement, the Employment Agreement, the Award Agreements, and the Advisory Agreement shall remain in full force and effect following my execution of the Separation Agreement and this Reaffirmation, shall survive the termination of my employment, and are incorporated by reference herein. I agree that Section 19 (Governing Law; Interpretation; Dispute Resolution) and Section 22 (No Waiver) of the Separation Agreement are incorporated herein as if set forth fully herein.

8. I acknowledge that I have been advised in writing in the Separation Agreement and in this Reaffirmation to consult with an attorney before signing the Separation Agreement and this Reaffirmation, and that I have been afforded the opportunity to consider the terms of the Separation Agreement and this Reaffirmation and incorporated waiver of claims for twenty-one (21) days prior to signing the Separation Agreement and this Reaffirmation. I acknowledge that no representation, promise, or inducement has been made other than as set forth in the Separation Agreement and this Reaffirmation, and that I enter into this Reaffirmation knowingly without reliance upon any other representation, promise, or inducement that is not set forth in the Separation Agreement and herein. I acknowledge and represent that I assume the risk for any mistake of fact now known or unknown, and that I understand and acknowledge the significance and consequences of the Separation Agreement and this Reaffirmation. I further acknowledge that

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I have read the Separation Agreement and this Reaffirmation in their entirety; that I fully understand all of their terms and their significance; and that I have signed the Separation Agreement and this Reaffirmation voluntarily, knowingly, and of my own free will. I further affirm that, upon receipt of my final paycheck and the 2023 Bonus from the Company, I will have been paid and/or have received all leave (paid or unpaid), compensation, bonuses and/or benefits to which I may be entitled from the Company through the Separation Date and that no other leave (paid or unpaid), compensation, bonuses and/or benefits are due to me from Company, except as provided in the Separation Agreement. I further affirm that I have been provided and/or have not been denied any leave requested under applicable federal, state, and local law, and have not suffered any workplace injuries that have not previously been reported to the Company.

9. I understand that I have three (3) days following the Separation Date to return a signed copy of this Reaffirmation to the Company’s Senior VP, Human Resources, Christopher Ryan, via email at cryan@geogroup.com. I further understand that I have the right to revoke this Reaffirmation within seven (7) days after my execution of this Reaffirmation (the “Revocation Period”) by giving notice in writing of such revocation to the Company’s Senior VP, Human Resources, Christopher Ryan, via email at cryan@geogroup.com, before the Revocation Period expires, with the original notice of revocation sent via U.S. Mail to the Company’s Senior VP, Human Resources, Christopher Ryan, 4955 Technology Way, Boca Raton FL, 33431, postmarked no later than the last day of the Revocation Period. As such, this Reaffirmation shall not become effective until the eighth (8th) day following the date I sign this Reaffirmation (the “Effective Date”). In the event that I do not timely return a signed copy of this Reaffirmation to the Company or I revoke this Reaffirmation, then this Reaffirmation and the Separation Agreement, and the promises contained therein, shall automatically be deemed null and void, the Company shall not be obligated to provide me with the Consideration under Section 3 of the Separation Agreement, and the Separation Date shall be unaltered. I acknowledge and understand that the Company is not obligated to provide the Consideration under Section 3 of the Separation Agreement until after the Effective Date set forth in this Reaffirmation.

10. I represent and warrant that I have read the Separation Agreement and this Reaffirmation in their entirety, have been offered twenty-one (21) days to review the Separation Agreement and this Reaffirmation, have been advised in writing herein to consult with an attorney prior to signing this Reaffirmation, and fully understand and voluntarily and knowingly accept all of the terms of this Reaffirmation.

EXECUTIVE:

JOSE GORDO

Signature

Date

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